UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 01 ,2006

US ENERGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-86518	75-3025152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4606 FM 1960W Suite:443, Houston Texas, 77069

(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code: (281) 315-8895

Pitboss Entertainment Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

        (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

        (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.01  -  Changes in Control of Registrant

Departure of Directors or Principal Officers; .

 In February 2006 Mr, Foust was sought to join the company for the position of president to broaden the infrastructure of US Energy Holdings Inc.. Later, Mr. Foust and C.E.O. Mr. Eldridge agreed after a lengthy discussion, because of US Energy Holdings being a "Houston Texas Based" company and with the lion share of it’s operation being based there as well it would NOT be necessary or prudent for an office to be opened in Portland OR..

Mr. Eldridge and Mr. Foust also agreed it would not be advantageous for the company to split it's management staff at that time.

The company has begun to interview candidates locally to replace the vacant position left by Mr. Foust.

The board has decided that: Mr. Foust will be retuned a initial investment made by him at a later date as to not put the company under financial stress.

In June, 2006, the registrant plans to announce the appointment of a new president to the registrant's board of directors.

Further detail on this transaction to be elaborated in the companies 1st. QTR 2006 statement.

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US ENERGY HOLDINGS , Inc.

May 15, 2006

/s/ Claude Eldridge

Claude Eldridge

Chairman